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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) December 23, 2004


                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                       1-2207              38-0471180
-----------------              --------------      --------------
 (State or other                (Commission         (I.R.S. Employer
 jurisdiction of                File No.)           Identification No.)
 incorporation of
 organization)

      280 Park Avenue
      New York, New York                                         10017
      ---------------------------------------------------------------------
      (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (212) 451-3000



       --------------------------------------------------------------------
       (Former name or former address, if changed since last report)

Item 7.01.  Regulation FD Disclosure.

     On December 23, 2004, Deerfield Triarc Capital Corp. ("Deerfield Triarc") completed a private offering to qualified institutional buyers, non-U.S. persons and institutional and individual accredited investors of 26,923,139 shares of its common stock (including 256,472 shares pursuant to the exercise by the initial purchasers and placement agents of their over-allotment option) at an offering price to investors of $15.00 per share. The offering generated gross proceeds of approximately $403.8 million and net proceeds to Deerfield Triarc, after deducting the initial purchasers' discount and placement fees and estimated offering expenses, of approximately $379.8 million. Deerfield Triarc intends to use the net proceeds from the offering in accordance with its investment objectives and strategies. Deerfield Triarc has agreed to file a registration statement with the Securities and Exchange Commission ("SEC") for the resale of all of these shares of common stock by no later than September 19, 2005.

     Deerfield Triarc is a newly formed specialty finance company that will invest in real estate-related securities and various other asset classes. Deerfield Triarc is expected to qualify and intends to elect to be taxed as a real estate investment trust ("REIT") for federal income tax purposes. Deerfield Triarc will be externally managed by Deerfield Capital Management LLC ("Deerfield Capital"), a Chicago-based alternative asset manager with approximately $8.8 billion under management, offering a diverse range of fixed income strategies to institutional investors. Triarc Companies, Inc. ("Triarc") acquired an approximately 64% capital interest in Deerfield & Company LLC ("Deerfield"), the parent company of Deerfield Capital, in July 2004.

     Since 1993, Deerfield has specialized in managing government securities, investment grade debt, asset-backed securities, bank loan portfolios and other fixed income asset classes in the form of collateralized debt obligations ("CDOs"), single strategy hedge funds and separate managed accounts. The CDOs invest in bank loans, investment grade corporate bonds, and asset-backed securities. The hedge funds engage in relative value trading of fixed income securities and related instruments. The separate accounts utilize core fixed-income and duration management strategies.

     Since completing its capital investment in Deerfield, Triarc has been working closely with the Deerfield senior management team to implement a growth strategy for Deerfield's valuable investment brand, with emphasis on both organic growth and extensions of its existing platform. In October 2004, as part of its capital investment in Deerfield, Triarc invested $100 million in a new credit opportunity fund managed by Deerfield. The private offering by Deerfield Triarc represents another significant extension of Deerfield's alternative asset management activities.

     The shares of common stock of Deerfield Triarc have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

     The information in this Current Report is being furnished, not filed, pursuant to Regulation FD. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a determination or admission that the information in this Current Report is material, or that investors should consider this information before making an investment decision with respect to any security of Triarc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRIARC COMPANIES, INC.


                                       By: STUART I. ROSEN
                                           ----------------------------------
                                           Stuart I. Rosen
                                           Senior Vice President
                                           and Associate General Counsel


Dated:   December 23, 2004